EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") by and between United Road Services, Inc., a Delaware corporation (the "Company"), and Robert Joseph Adams, Jr. ("Employee") is hereby entered into and effective this 1st day of June, 1998. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Employee.

                             R E C I T A L S

     The following statements are true and correct:

     As of the date of this Agreement, the Company is engaged primarily in the business of providing towing and transport services.

     Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his or her employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

     Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                           A G R E E M E N T S

     1.   Employment and Duties.  The Company hereby employs Employee as
          ---------------------
Senior Vice President and Chief Acquisition Officer of the Company or such other position as the Board of Directors shall designate in its sole discretion. As such, Employee shall have responsibilities, duties and authority as shall be determined by the Chief Executive Officer of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his or her working time, attention and efforts to promote and further the business of the Company.

     2.   Termination of Consulting Agreement.  The Consulting Agreement
          -----------------------------------
between Employee and the Company attached hereto as Appendix A (the "Consulting Agreement") is hereby terminated effective as of June 1, 1998 and such Consulting Agreement shall be of no further force or effect except that Employee shall be entitled to be paid commissions pursuant to Section 3(d) of the Consulting Agreement with respect to the Company's acquisitions of Alert Auto Transport, Inc., West Nashville Wrecker Service, Inc. and Kirk's-Sineath, Inc.

     3.   Compensation.  For all services rendered by Employee, the Company
          ------------
shall compensate Employee as follows:

          (a) Base Salary.  The base salary payable to Employee shall be
              -----------
$140,000 per year (the "Salary"), payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly.
On at least an annual basis, the Compensation Committee of the Board of Directors of the Company (the "Board") will review Employee's performance and may increase such base salary if, in its discretion, any such increase is warranted. Employee will be eligible for such bonuses, if any, as may be granted to him from time to time by the Compensation Committee.

          (b) Employee Benefits and Other Compensation.  Employee will, during
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the term of this Agreement, have the right to receive such benefits as are generally made available to full-time officers of the Company, including the right to participate in any retirement plan or other benefit plans that the Company may create. In addition, or inclusive of such benefits, the Company will provide Employee with the following:

          (i) the opportunity to apply for coverage under the Company's medical, life and disability plans, if any. If Employee is accepted for coverage under such plans, the Company will provide to Employee and his or her immediate family such coverage on the same terms as is customarily provided by the Company to the plan participants as modified from time to time.

          (ii) in addition to normal holidays recognized by the Company, Employee will be entitled to the greater of (a) three (3) weeks paid vacation annually, or (b) such other amount of paid vacation as may be afforded officers and key employees of similar position and seniority to Employee under the Company's policies in effect from time to time (pro rated for any year in which Employee is employed for less than the full year).

     4.   Term; Termination; Rights on Termination.  The term of this
Agreement
          ----------------------------------------
shall begin on the date hereof and continue for three (3) years (the "Initial Term"), and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis (the "Renewal Term") on the same terms and conditions contained herein unless either party gives to the other party written notice of nonrenewal of the Agreement at least thirty (30) days prior to the end of the then-current term. This Agreement and Employee's employment may be terminated in any one of the followings ways:

          (a) Death.  The death of Employee shall immediately terminate this
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Agreement and, upon such termination, Employee shall be entitled to receive from the Company one hundred percent (100%) of Employee's base salary at the rate then in effect for a period of twelve (12) months following the effective date of termination in periodic payments in accordance with the payment schedule set forth in Section 3(a) above.

          (b) Medically Unable to Perform Job.  This Agreement will terminate
              -------------------------------
if the Employee, in the good faith determination of the Board, based on sound medical advice, has become physically or mentally incapable of performing
his duties.   In the event this Agreement is terminated as a result of
Employee's inability to perform his duties, Employee shall receive from the Company, an amount equal to 100% of the Employee's base salary at the rate then in effect for a period of twelve (12) months following the effective date of termination in periodic payments in accordance with the payment schedule set forth in Section 3(a) above, minus all payments in respect of Employee's salary payable to Employee under the Company's disability insurance, if any, for the same period.

          (c) Good Cause.  The Company may terminate this Agreement at any
              ----------
time for good cause upon written notice to Employee. The phrase "good cause" shall mean: (i) the commission by Employee of any act detrimental to the Company, including but not limited to, fraud, embezzlement, theft, bad faith, negligence, recklessness, dishonesty, insubordination or willful misconduct; (ii) gross incompetence or repeated failure or refusal to perform the duties required by this Agreement and as may be assigned to Employee; (iii) conviction of a crime or any act of moral turpitude; (iv) any material misrepresentation regarding the operation of the business; or
(v) breach of any material covenant of this Agreement. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

          (d) Without Cause.  At any time after the commencement of
              -------------
employment, the Company may, without cause, terminate this Agreement and Employee's employment immediately upon written notice to Employee. Should Employee be terminated by the Company without cause, Employee shall receive from the Company severance pay equal to one hundred percent (100%) of Employee's base salary at the rate then in effect for a period of twelve
(12) months following the effective date of Employee's termination, in periodic payments in accordance with the payment schedule set forth in
Section 3(a) above. Notwithstanding the foregoing, (i) the Company immediately may cease such periodic payments in the event that, following termination pursuant to this Section 4(d), Employee makes any disparaging remarks to any third party regarding the Company and (ii) to the extent that employee commences employment with any other person, persons, company, partnership, corporation or business of whatever nature ("Alternate Employment") during the period in which the Company is required to make severance payments to Employee hereunder, the Company may subtract from the amount of such severance payments the amount of any compensation earned by Employee in the course of such Alternate Employment.

          (e) Termination by Employee Without Cause.  If Employee resigns or
              -------------------------------------
otherwise terminates his or her employment for any reason, except pursuant to Section 11, Employee shall receive no severance compensation.

          Upon termination of this Agreement for any reason provided in this
Section 4, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements vested or due through the effective date of the termination. Upon termination of this Agreement pursuant to Section 4(d) above, the Company will reimburse Employee for the reasonable cost of medical, dental and disability insurance of the type and amount provided to Employee under the Company's insurance policies as in effect at the time of termination for a period of one (1) year from the date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of the termination, except that the Company's obligations under Section 9 herein and Employee's obligations under Sections 5, 6, 7 and 8 herein shall survive such termination in accordance with their terms.

     5.   Return of Company Property.  All records, designs, patents,
          --------------------------
business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

     6.   Noncompetition.
          --------------

          (a) Prohibited Activities.  Employee will not, for a period of one
              ---------------------
(1) year following Employee's resignation or termination of Employee's employment with the Company for any reason, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:
Right Tab Set created for right-justified (I) paragraph numbering.

          (i) engage, as an employee, manager, officer, director, shareholder, owner, partner, independent contractor, consultant or advisor or as a sales representative, in any business selling any products or services in direct competition with the Company or any of the subsidiaries thereof, within one hundred (100) miles of where the Company conducts any business at the time of Employee's resignation or the termination of Employee's employment (the "Territory");

          (ii) call upon any person who is, at that time, an employee of the Company (including the subsidiaries thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including the subsidiaries thereof); provided that Employee shall be permitted to call upon and hire any member of his or her immediate family;

          (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory;

          (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor of the Company, which candidate was either called upon by the Company (including the subsidiaries thereof) or for which the Company (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; provided that Employee shall not be charged with a violation of this Section 6(a)(iv) unless and until Employee shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made, for the purpose of acquiring such entity; or

          (v) disclose customers, whether in existence or proposed, of the Company (or the Company's subsidiaries) to any person, firm, partnership, corporation or business for any reason or purpose.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than three percent (3%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

        (b) Damages Because of the difficulty of measuring economic losses

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to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that in addition to all other remedies available at law or in equity the foregoing covenants may be enforced by the Company, in the event of breach by Employee, by injunctions and restraining orders.

        (c) Reasonable Restraint   It is agreed by the parties hereto that
            --------------------
the foregoing covenants in this Section 6 impose a reasonable restraint on Employee in light of the activities and business of the Company (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of the Company; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with the changing activities and business of the Company (including the subsidiaries thereof) throughout the term of this covenant. Employee agrees that (i) the covenants contained in this Section 6 are necessary for the protection of the Company's business goodwill, (ii) a portion of the compensation paid to Employee under this Agreement is paid in consideration of the covenants herein contained, the sufficiency of which consideration is hereby acknowledged, and (iii) if the scope of any restriction contained in this Section 6 is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties consent that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. The existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.

        (d) Independent Covenant.  All of the covenants in this Section 6
        --------------------
shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action of Employee against the Company (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of one (1) year stated at the beginning of this Section 6, during which the agreements and covenants of Employee made in this Section 6 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Sections 6. The covenants contained in this Section 6 shall not be affected by any breach of any other provision hereof by any party hereto.

    7.  Inventions.  Employee shall disclose promptly to the Company any and
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all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company and which Employee conceives as a result of his or her employment by the Company. Employee hereby assigns and agrees to assign all his or her interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. This prohibition against the assignment of rights to all inventions in California does not apply to inventions that qualify fully under the provisions of California Labor Code S2870.

    8.  Trade Secrets.  Employee agrees that he or she will not, during or
        -------------
after the term of this Agreement with the Company, disclose the specific terms of the Company's relationships or agreements with vendors or customers or any other trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

    9.  Indemnification.  In the event Employee is made a party to any
        ---------------
threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he or she is or was performing services within the course and scope of his or her employment with the Company under this Agreement, then the Company shall protect, defend, indemnify and hold harmless Employee against all expenses (including attorneys' fees, costs and expenses), judgments, fines, costs, liabilities, damages, and amounts paid in settlement, actually and reasonably incurred by Employee in connection therewith. Without limiting the requirement above that Employee be performing services within the course and scope of his or her employment, activities constituting violations of law or Company policy shall not constitute services within the course and scope of Employee's employment, and the Company shall not indemnify Employee for any such activities. Employee agrees to immediately notify the Company of any threatened, pending or completed matter; provided, however, that Employee's failure to immediately notify the Company of such matter shall not relieve the Company of any obligation hereunder, unless, and only to the extent that, the Company is materially prejudiced by such delay or failure to give notice. Employee agrees to accept any attorney reasonably assigned by the Company to defend the Employee; provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all reasonable attorneys fees of such counsel.

    10. No Prior Agreements.  Employee hereby represents and warrants to the
        -------------------
Company that the execution of this Agreement by Employee and his or her employment by the Company and the performance of his or her duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees, costs and expenses and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

    11. Assignment; Change of Control; Binding Effect.  Employee understands
        ---------------------------------------------
that he or she has been selected for employment by the Company on the basis of his or her personal qualifications, experience and skills. Employee agrees, therefore, he or she cannot assign all or any portion of his or her performance under this Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. In the event that (i) the Company assigns its rights and obligations under this Agreement to an entity that is not an affiliate of the Company, or (ii) all or substantially all of the Company's assets or greater than fifty percent (50%) of the outstanding voting stock of the Company are sold (whether by merger, tender offer, consolidation, sale of assets or otherwise) (each a "Change of Control"), Employee shall have the right to terminate this Agreement upon the effective date of such Change of Control and Employee shall receive, in one lump sum payment, the greater of (a) his annual base salary at the rate then in effect and (b) his base salary through the expiration of the Initial Term or the Renewal Term, as the case may be.

    12. Complete Agreement.  This Agreement is not a promise of future
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employment.  Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

    13. Notice.  Whenever any notice is required hereunder, it shall be
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given in writing addressed as follows:
        To the Company:     United Road Services, Inc.
                            8 Automation Lane
                            Albany, NY  12205
                            Attention:  Chief Operating Officer

        with a copy to:     McDermott, Will & Emery
                            600 13th Street, N.W.
                            Washington, D.C.  20005
                            Attention:  Karen A. Dewis

        To Employee:        Robert Joseph Adams, Jr.
                            3525 Peidmont Road
                            7 Peidmont Center, Suite 500
                            Atlanta, GA  30305

Notice shall be deemed given and effective the earlier of either three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 13.

    14. Severability; Headings.  In the event any court of competent
        ----------------------
jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

    15. Governing Law.  This Agreement shall in all respects be construed
        -------------
according to the laws of the State of New York.


    16. Counterparts.  This Agreement may be executed simultaneously in two
        ------------
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.
Tab Set returned to previous setting.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              THE COMPANY



                              By:  /s/ Edward T. Sheehan
                                 ----------------------------------------
                                  Title:  Chief Executive Officer


                              EMPLOYEE



                              /s/ Robert Joseph Adams, Jr.
                              -------------------------------------------
                              Robert Joseph Adams, Jr.